EXHIBIT 4.2(b)



NUMBER                                                              SHARES
  A-                                                            **___________**
                            SERIES A PREFERRED STOCK

                            GrandSouth Bancorporation

                   ORGANIZED UNDER THE LAWS OF SOUTH CAROLINA

         This certifies that  ___________________________________________ is the owner of _____________________________ shares of the Series A Preferred Stock, no Par Value, of GrandSouth Bancorporation, fully paid and nonassessable transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly indorsed.

         A full statement of the designations, preferences, limitations, and relative rights of the shares of each class of stock authorized to be issued by the Corporation, and the variations in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, so far as the same have been fixed and determined, and the authority, if any, of the Corporation's board of directors to fix and determine the relative rights and preferences of other series of preferred stock is set forth in the Articles of Incorporation of the Corporation, as amended. Copies of such Articles of Incorporation may be obtained by any shareholder upon request, without charge, from the office of the Corporation.

         In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its facsimile seal to be hereunto affixed.

Dated:_______________

                                [SEAL]
____________________________              ______________________________________
         Secretary                                  President

                           GRANDSOUTH BANCORPORATION
                            Series A Preferred Stock

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


NOTICE. THE SIGNATURE ON THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR. IF SIGNED BY AN OFFICER OR AGENT, THE AUTHORITY OF THE SIGNER MUST BE SHOWN.

         FOR VALUE RECEIVED,____________ hereby sell, assign  and transfer  unto

         _______________________________________________________________________
         (Please print or typewrite name and address of Assignee)

         _______________________________________________________________________

         __________________________________________________________________
         (Social security or other taxpayer identifying number of assignee)

the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________ Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

         Dated _________________, 20__.     X __________________________________